UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2015
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LEIDOS HOLDINGS, INC.
LEIDOS, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-33072 000-12771	20-3562868 95-3630868

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 17, 2015, Leidos Engineering, LLC (“Leidos Engineering”), a wholly-owned subsidiary of Leidos, Inc., Plainfield Renewable Energy, LLC (“PRE”), an indirect, wholly owned subsidiary of Leidos Engineering, and Greenleaf Power Consolidated, LLC (“Buyer”) entered into an amendment (the “Amendment”) to the membership interest purchase agreement entered into by and among the parties on March 24, 2015 (the “Agreement”) whereby Leidos Engineering agreed to sell and Buyer agreed to purchase all of the outstanding equity interests in Leidos Renewable Energy, LLC, a wholly owned subsidiary of Leidos Engineering and the indirect owner of PRE.
Pursuant to the Amendment, the parties have agreed to remove several outstanding covenants and conditions to closing and to change the aggregate consideration to be paid to Leidos Engineering as follows (a) a reduction in base price to $101,000,000, subject to certain adjustments (the “Closing Payment”), and (b) an increase in certain contingent earn-out payments and other consideration contemplated by the Agreement not to exceed $30,000,000. At closing of the sale transaction, Buyer will pay to Leidos Engineering, in cash, $28,785,000 of the Closing Payment, subject to certain adjustments, and cause PRE to deliver a secured promissory note for the balance of the Closing Payment. The closing of the sale transaction is expected to occur on July 24, 2015, or as soon as practicable thereafter.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by this reference. The original Agreement was previously filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2015.

Item 9.01 Financial Statements and Exhibits
(d)     Exhibits
10.1    Amendment to Membership Interest Purchase Agreement by and among Leidos Engineering, LLC, Greenleaf Power Consolidated, LLC and Plainfield Renewable Energy, LLC dated July 17, 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
By:	/s/ Vincent A. Maffeo
	Name:	Vincent A. Maffeo
	Title:	Executive Vice President and General Counsel

LEIDOS, INC.
By:	/s/ Vincent A. Maffeo
	Name:	Vincent A. Maffeo
	Title:	Executive Vice President and General Counsel

Dated:  July 23, 2015